QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.3

VERIGY LTD.

2006 EMPLOYEE SHARES PURCHASE PLAN

(AS ADOPTED EFFECTIVE                        , 2006)

(b) Code	7
(c) Committee	7
(d) Company	7
(e) Compensation	7
(f) Corporate Reorganization	7
(g) Eligible Employee	7
(h) Exchange Act	8
(i) Fair Market Value	8
(j) IPO	8
(k) Offering Period	8
(l) Participant	8
(m) Participating Company	8
(n) Plan	8
(o) Plan Account	8
(p) Purchase Price	8
(q) Stock	8
(r) Subsidiary	8

VERIGY LTD.

2006 EMPLOYEE SHARES PURCHASE PLAN

SECTION 1.    PURPOSE OF THE PLAN.

        The Board adopted the Plan effective as of the date of the IPO. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Shares from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify for favorable tax treatment under section 423 of the Code although the Company undertakes no obligation to maintain such qualification. In addition, this Plan document authorizes the grant of options to Eligible Employees resident outside of the United States of America pursuant to terms, rules, procedures or sub-plans adopted by the Committee (or its designate) designed to achieve tax, securities law or other Company objectives but which may not qualify under section 423 of the Code, provided that such terms, rules, procedures or sub-plans shall apply on a uniform basis to all Eligible Employees employed by a Participating Company if the grants to the Eligible Employees employed by such Participating Company are intended to qualify under section 423 of the Code.

SECTION 2.    ADMINISTRATION OF THE PLAN.

        (a)   Committee Composition.    The Committee shall administer the Plan. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

        (b)   Committee Responsibilities.    The Committee shall have the authority and discretion to interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

SECTION 3.    SHARES OFFERED UNDER THE PLAN.

        (a)   Authorized Shares.    The number of Shares available for purchase under the Plan shall be 1,700,000 (subject to adjustment pursuant to Subsection (b) below).

        (b)   Anti-Dilution Adjustments.    The aggregate number of Shares offered under the Plan, the 2,500-share limitation described in Section 8(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately for any increase or decrease in the number of outstanding Shares resulting from a subdivision or consolidation of Shares or the payment of a share dividend, any other increase or decrease in the outstanding Shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company's stockholders, or a similar event. The determination of the basis for, and the calculation of, any such adjustment shall be made in the discretion of the Committee.

        (c)   Reorganizations.    Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is continued or assumed by the surviving corporation or its parent corporation. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 4.    ENROLLMENT AND PARTICIPATION.

        (a)   Offering Periods.    While the Plan is in effect and unless otherwise determined by the Committee, two Offering Periods shall commence in each calendar year. The Offering Periods shall consist of the six-month periods commencing on each June 1 and December 1, except that:

  (i)
  The first Offering Period under the Plan shall commence on the date of the IPO and shall end on November 30, 2006;

  (ii)
  Prior to the commencement of any Offering Period, the Committee may in its discretion alter the length of such Offering Period, provided that an Offering Period shall in no event be longer than 27 months; and

  (iii)
  The Committee may determine that the first Offering Period applicable to the Eligible Employees of a new Participating Company shall commence on any date specified by the Committee, provided that an Offering Period shall in no event be longer than 27 months.

        (b)   Enrollment at IPO.    Each individual who, on the day of the IPO, qualifies as an Eligible Employee shall automatically become a Participant on such day, and shall initially be deemed to have elected a payroll deduction rate of zero. Each Participant who was automatically enrolled on the day of the IPO shall confirm their enrollment and participation level in the manner and within the time prescribed by the Company.

        (c)   Enrollment After IPO.    In the case of any individual who qualifies as an Eligible Employee on the first day of any Offering Period other than the first Offering Period, he or she may elect to become a Participant on such day by submitting the prescribed enrollment form to the Company in the manner prescribed by the Company not later than such day. The Company may prescribe electronic enrollment procedures.

        (d)   Duration of Participation.    Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she:

  (i)
  Reaches the end of the Offering Period in which his or her employee contributions were discontinued under Section 5(d) or 9(b);

  (ii)
  Is deemed to withdraw from the Plan under Subsection (b) above;

  (iii)
  Withdraws from the Plan under Section 6(a); or

  (iv)
  Ceases to be an Eligible Employee.

A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee. In all other cases, a former Participant may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (c) above.

SECTION 5.    EMPLOYEE CONTRIBUTIONS.

        (a)   Commencement of Payroll Deductions.    A Participant may purchase Shares under the Plan solely by means of payroll deductions. Payroll deductions shall commence as soon as reasonably practicable after the Company has received the Participant's enrollment instructions in the prescribed manner.

        (b)   Amount of Payroll Deductions.    An Eligible Employee shall designate in the enrollment instructions the portion of his or her Compensation that he or she elects to have withheld for the purchase of Shares. Such portion shall be a whole percentage of the Eligible Employee's Compensation, but not more than 10%.

        (c)   Changing Withholding Rate.    If a Participant wishes to change the rate of payroll withholding, he or she may do so by submitting new instructions with the Company in the prescribed manner at any time. The new withholding rate shall be effective as soon as reasonably practicable after the Company has received such instructions. The new withholding rate shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% nor more than 10%.

        (d)   Discontinuing Payroll Deductions.    If a Participant wishes to discontinue employee contributions entirely, he or she may do so by submitting new enrollment instructions with the Company in the prescribed manner at any time. Payroll withholding shall cease as soon as reasonably practicable after the Company has received such instructions. (In addition, employee contributions may be discontinued automatically pursuant to Section 9(b).) A Participant who has discontinued employee contributions may resume such contributions by submitting new enrollment instructions with the Company in the prescribed manner. Payroll withholding shall resume as soon as reasonably practicable after the Company has received such instructions.

        (e)   Limit on Number of Elections.    No Participant shall make more than three elections under Subsection (c) or (d) above during any Offering Period.

SECTION 6.    WITHDRAWAL FROM THE PLAN.

        (a)   Withdrawal.    A Participant may elect to withdraw from the Plan by submitting his or her withdrawal instructions with the Company in the prescribed manner at any time before the last day of an Offering Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant's Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

        (b)   Deemed Withdrawal.    A Participant shall be deemed to have withdrawn from the Plan where, during an offering period the Participant has elected to reduce his or her withholding rate to zero (including, with respect to the first Offering Period, a Participant who does not reset his or her withholding level to a number above zero) and such election remains in effect at the end of an Offering Period. A withdrawal pursuant to this Section 6(b) will be deemed effective with respect to the Offering Period first succeeding the Offering Period which ended with a withholding election at the zero level, but will not be deemed a withdrawal from the Offering Period in which the withholding level was reduced to zero. A former Participant who is deemed to have withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Subsection (c) below. Re-enrollment may be effective only at the commencement of an Offering Period.

        (c)   Re-Enrollment After Withdrawal.    A former Participant who has withdrawn from the Plan pursuant to Sections 6(a) or 6(b) shall not be a Participant until he or she re-enrolls in the Plan under Section 4(c). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7.    CHANGE IN EMPLOYMENT STATUS.

        (a)   Termination of Employment.    Termination of status as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.) Determination of Eligible Employee status shall be made by the Committee in its sole discretion.

        (b)   Leave of Absence.    For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

        (c)   Death.    In the event of the Participant's death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose in the prescribed manner or, if none, to the Participant's estate. Such designation shall be valid only if it was submitted to the Company in the prescribed manner before the Participant's death and is otherwise valid under applicable law.

SECTION 8.    PLAN ACCOUNTS AND PURCHASE OF SHARES.

        (a)   Plan Accounts.    The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from a Participant's Compensation under the Plan, such amount shall be credited to the Participant's Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company's general assets and applied to general corporate purposes unless otherwise determined by the Committee in order to comply with local law. No interest shall be credited to Plan Accounts.

        (b)   Purchase Price.    The Purchase Price for each Share purchased at the close of an Offering Period shall be the lower of:

  (i)
  85% of the Fair Market Value of one Share on the last trading day before the commencement of such Offering Period or, in the case of the first Offering Period under the Plan, 85% of the IPO Price; or

  (ii)
  85% of the Fair Market Value of one Share on the last trading day in such Offering Period.

        (c)   Number of Shares Purchased.    As of the last day of each Offering Period, each Participant shall be deemed to have elected to purchase the number of Shares calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a). The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant's Plan Account. The foregoing notwithstanding, no Participant shall purchase more than 2,500 Shares with respect to any Offering Period nor more than the amounts of Shares set forth in Sections 3(a) and 9(b).

        (d)   Available Shares Insufficient.    In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 3, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction. The numerator of such fraction is the number of shares that such Participant has elected to purchase, and the denominator of such fraction is the number of shares that all Participants have elected to purchase.

        (e)   Issuance of Shares.    Shares purchased by a Participant under the Plan shall be credited to an account with the transfer agent in the name of the Participant as soon as reasonably practicable after the close of the applicable Offering Period. The Committee may provide that such shares shall initially be held for each Participant's benefit by a broker designated by the Committee.

        (f)    Tax Withholding.    To the extent required by applicable federal, state, local or foreign law, as determined by the Committee, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

        (g)   Unused Cash Balances.    An amount remaining in the Participant's Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant's Plan Account to the next Offering Period. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 3 or Section 9(b) shall be refunded to the Participant in cash, without interest.

        (h)   Shareholder Approval.    Any other provision of the Plan notwithstanding, no Shares shall be purchased under the Plan unless and until the Company's stockholders have approved the adoption of, and the issuance of Shares under, the Plan.

SECTION 9.    LIMITATIONS ON STOCK OWNERSHIP.

        (a)   Five Percent Limit.    Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Shares under the Plan if such Participant, immediately after his or her election to purchase such Shares, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

  (i)
  Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

  (ii)
  Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

  (iii)
  Each Participant shall be deemed to have the right to purchase 2,500 Shares under this Plan with respect to each Offering Period.

        (b)   Dollar Limit.    Any other provision of the Plan notwithstanding, no Participant shall purchase Shares with a Fair Market Value in excess of the following limit:

  (i)
  In the case of Shares purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Shares that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company);

  (ii)
  In the case of Shares purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Shares that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the immediately preceding calendar year; or

  (iii)
  In the case of Stock purchased during an Offering Period that commenced in the second preceding calendar year, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the two preceding calendar years.

For purposes of this Subsection (b), the Fair Market Value of Shares shall be determined in each case as of the beginning of the Offering Period in which such Shares is purchased. Shares purchased under stock purchase plans not intended to qualify under section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Shares under the Plan, then his or her employee contributions shall automatically be discontinued and shall automatically resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 10.    RIGHTS NOT TRANSFERABLE.

        The rights of any Participant under the Plan, or any Participant's interest in any Shares or monies to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11.    NO RIGHTS AS AN EMPLOYEE.

        Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 12.    NO RIGHTS AS A SHAREHOLDER.

        A Participant shall have no rights as a stockholder with respect to any Shares that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Offering Period and issued to the Participant.

SECTION 13.    AMENDMENT OR DISCONTINUANCE.

        The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 3, any increase in the aggregate number of Shares that may be issued under the Plan shall be subject to the approval of the Company's stockholders. In addition, any other amendment of the Plan shall be subject to the approval of the Company's stockholders to the extent required by any applicable laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded. The Plan shall terminate automatically 20 years after its adoption by the Board, unless (a) the Plan is extended by the Board and (b) the extension is approved within 12 months by a vote of the stockholders of the Company.

SECTION 14.    COMMITTEE RULES FOR NON-U.S. JURISDICTIONS.

        (a)   Rules and Procedures.    The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, enrollment/withdrawal procedures, conversion of local currency, payroll tax, withholding procedures and handling of evidence of stock ownership which vary with local requirements. In addition, the Committee may adopt rules regarding the payment of interest on amounts held in Plan Accounts, provided that such rules shall apply on a uniform basis to all Eligible Employees employed by a Participating Company if the grants to the Eligible Employees employed by such Participating Company are intended to qualify under section 423 of the Code.

        (b)   Sub-Plans.    The Committee may also adopt sub-plans applicable to particular Subsidiaries, which sub-plans may be designed to be outside the scope of Code section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 3(a), but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

SECTION 15.    COMPLIANCE WITH LAW.

        (a)   Securities Laws and Regulations.    Shares shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the U.S. Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state and non-U.S. securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

        (b)   Governmental Approvals.    This Plan and the Company's obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

        (c)   Choice of Law.    This Plan shall be governed by the laws of the Republic of Singapore, without regard to choice of law rules.

SECTION 16.    DEFINITIONS.

        (a)   "Board" means the Board of Directors of the Company, as constituted from time to time.

        (b)   "Code" means the U.S. Internal Revenue Code of 1986, as amended.

        (c)   "Committee" means a committee of the Board, as described in Section 2.

        (d)   "Company" means Verigy Ltd., a Singapore corporation.

        (e)   "Compensation" means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code. "Compensation" shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

        (f)    "Corporate Reorganization" means:

  (i)
  The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization; or

  (ii)
  The sale, transfer or other disposition of all or substantially all of the Company's assets or the complete liquidation or dissolution of the Company.

        (g)   "Eligible Employee" means any employee of a Participating Company who meets both of the following requirements:

  (i)
  His or her customary employment is for more than five months per calendar year and for more than 20 hours per week; and

  (ii)
  He or she has been an employee of a Participating Company for not less than three consecutive months, or such other period as the Committee may determine before the beginning of the applicable Offering Period.

The foregoing notwithstanding, (A) for the first Offering Period, the requirements of subparagraph (ii) above shall not be applicable; (B) an individual shall be considered an Eligible Employee regardless of whether the individual satisfies the requirements of Paragraphs (i) and (ii) above where so provided by the law of any country that has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that so provides; and (C) an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan, provided that the eligibility requirements of the Plan shall apply on a uniform basis to all employees of a Participating Company if the grants to the Eligible Employees employed by such Participating Company are intended to qualify under section 423 of the Code.

        (h)   "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

        (i)    "Fair Market Value" means the market price of Shares, determined by the Committee as follows:

    (i)
    If the Shares are traded on Nasdaq or on a stock exchange, then the Fair Market Value shall be equal to the average of the high and low trade prices of the Shares on such market or exchange as of the date in question or, if the market or exchange was closed on the date in question, then the Fair Market Value will be equal the average of the high and low prices on the last trading day immediately preceding the day in question. If the Shares are traded on more than one market or exchange, then the Fair Market Value shall be determined by reference to the primary market or exchange where the Shares trade.

    (ii)
    If the foregoing provisions are not applicable, then the Committee shall determine the Fair Market Value in good faith on such basis as it deems appropriate. Such determination shall be conclusive and binding on all persons.

        (j)    "IPO" means the effective date of the registration statement filed by the Company with the U.S. Securities and Exchange Commission for its initial offering of Shares to the public.

        (k)   "IPO Price" means the price at which the shares will be first offered to the public (as reflected on the cover page of the final prospectus prepared in connection with the IPO).

        (l)    "Offering Period" means a period with respect to which the right to purchase Shares may be granted under the Plan, as determined pursuant to Section 4(a).

        (m)  "Participant" means an Eligible Employee who participates in the Plan, as provided in Section 4.

        (n)   "Participating Company" means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

        (o)   "Plan" means this Verigy Ltd. 2006 Employee Shares Purchase Plan, as it may be amended from time to time.

        (p)   "Plan Account" means the account established for each Participant pursuant to Section 8(a).

        (q)   "Purchase Price" means the price at which Participants may purchase Shares under the Plan, as determined pursuant to Section 8(b).

        (r)   "Shares" means the Ordinary Shares of the Company.

        (s)   "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

ADOPTION & AMENDMENT HISTORY

Approved by the Board of Directors                        ,        , 2006

Approved by the sole shareholder                        ,        , 2006

QuickLinks

  Exhibit 10.3
TABLE OF CONTENTS